Exhibit 99

CONSENT TO SERVE AS DIRECTOR

OF

JOURNAL MEDIA GROUP, INC.

The undersigned hereby gives his or her consent to being elected to serve as a director of Journal Media Group, Inc., a Wisconsin corporation, and agrees to serve in such capacity until his or her successor shall have been duly elected and qualified or until his or her prior death, resignation or removal.

                                Dated:  March 12, 2015

/s/ Brian Ross
Brian Ross